UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2015

DIRECT INSITE CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-20660	11-2895590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 East Broward Boulevard, Suite 1550, Fort Lauderdale, Florida (Address of Principal Executive Offices)	33394 (Zip Code)

Registrant’s telephone number, including area code: (631) 873-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On February 20, 2015, Direct Insite Corp. (the “Company”) entered into an Employment Agreement (the “Employment Agreement”), effective January 1, 2015, with Matthew E. Oakes, the Company’s President and Chief Executive Officer. The Employment Agreement supersedes Mr. Oakes’ previous employment agreement with the Company and extends Mr. Oakes’ term as President and Chief Executive Officer of the Company to December 31, 2017.

Pursuant to the terms of the Employment Agreement, the Company agrees to pay to Mr. Oakes his current annual base salary of $295,000 for the remainder of 2015 and for each of the years 2016 and 2017. Mr. Oakes is entitled to receive a signing bonus in the amount of $25,000 and an annual bonus based on the Company’s yearly EBIT and revenue growth. Mr. Oakes is also eligible to receive a discretionary bonus, subject to the discretion of the Board of Directors of the Company. The options to purchase 360,000 shares of common stock of the Company granted to Mr. Oakes under his previous employment agreement will continue to vest as set forth in the Employment Agreement. The Company will also continue to make lease payments on the corporate apartment located in Fort Lauderdale, Florida utilized by Mr. Oakes through the expiration of the lease on December 31, 2017.

The Employment Agreement will terminate in the event of (i) termination of Mr. Oakes’ employment by the Company for cause (as such term is defined in the Employment Agreement) or without cause, (ii) resignation by Mr. Oakes for good reason (as such term is defined in the Employment Agreement) or without good reason, (iii) Mr. Oakes’ death or disability (as such term is defined in the Employment Agreement) or (iv) non-renewal of the Employment Agreement.

Upon termination of Mr. Oakes’ employment by the Company without cause or resignation by Mr. Oakes for good reason, Mr. Oakes is entitled to (i) payment of an amount equal to 1.0 times his annual base salary, if Mr. Oakes is terminated or resigns during the term of the Employment Agreement; (ii) twelve (12) months of COBRA coverage; (iii) exercise any options that have vested as of the date of termination for a period of sixty (60) days following the date of termination and (iv) payment of the Accrued Obligations (as such term is defined below).

Upon termination of Mr. Oakes’ employment by the Company for cause or resignation by Mr. Oakes without good reason, Mr. Oakes is entitled to payment of (i) his base salary through the date of termination, (ii) any unpaid annual bonus or pro-rated annual bonus that is not for a full year with respect to any fiscal year of the Company completed prior to the date of termination, (iii) any accrued and vested benefits under any employee pension or welfare plan of the Company in which Mr. Oakes participates and (iv) any unreimbursed expenses incurred through the date of termination (the “Accrued Obligations”).

Upon termination of Mr. Oakes’ employment by reason of Mr. Oakes’ death or disability, Mr. Oakes is entitled to payment of (i) the Accrued Obligations, (ii) a pro-rated annual bonus, (iii) an amount equal to six months’ base salary and (iv) upon termination of Mr. Oakes’ employment by disability only, twelve (12) months of COBRA coverage.

In the event the Employment Agreement is not renewed, Mr. Oakes is entitled to payment of the Accrued Obligations.

The Employment Agreement also contains customary confidentiality, non-compete and non-solicit covenants.

The foregoing description of the material terms of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Employment Agreement, effective January 1, 2015 by and between Direct Insite Corp. and Matthew E. Oakes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Direct Insite Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIRECT INSITE CORP.

/s/ Lowell Rush
Lowell Rush
Chief Financial Officer
Dated: February 24, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, effective January 1, 2015, by and between Direct Insite Corp. and Matthew E. Oakes.